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                                                                     EXHIBIT 4.5


                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                       OF

                           TELE-COMMUNICATIONS, INC.


     1. Purpose of the Plan. This Nonemployee Director Stock Option Plan (the "Plan") is intended as an incentive to retain and attract persons of training, experience and ability to serve as independent directors on the Board of Directors of Tele-Communications, Inc., a Delaware corporation (the "Company"), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that the options granted pursuant to this Plan (the "Options") will be nonqualified options within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Stockholder Approval. This Plan shall be effective as of the date (the "Effective Date") it was approved by the Board of Directors of the Company, November 16, 1994. All Options granted pursuant to this Plan are subject to, and may not be exercised before, the approval of this Plan by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Company that are present, or represented, and entitled to vote thereon at a meeting of the Company's stockholders. If the stockholders of the Company should fail so to approve this Plan on or prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of options hereunder shall be null and void.

     3. Designation of Participants; Automatic Grant of Options. Each director of the Company who is not an employee of the Company or any Subsidiary (as hereinafter defined) of the Company (any such director being hereinafter referred to as a "Nonemployee Director") shall be granted Options as described hereunder. Each Nonemployee Director who is a director as of the Effective Date (as hereinafter defined) shall automatically be granted Options to purchase 50,000 shares of Class A Common Stock, $1.00 par value per share of the Company (the "Class A Common Stock") at the Effective Date. Thereafter, each individual who becomes a Nonemployee Director shall automatically be granted Options to purchase 50,000 shares of Class A Common Stock (subject to adjustment as provided in Paragraph 10) on the date such person first becomes a Nonemployee Director. Notwithstanding the foregoing, in the case of any grant of Options made on a date subsequent to the Effective Date, such grant shall only be made if the number of shares subject to future grant under this Plan is sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant. As used herein, the term "Subsidiary" of the Company shall mean any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation. If the Liberty Media Group Stock Proposal, as
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approved by the Board of Directors, is approved by the requisite vote of the stockholders of the Company, the automatic grants provided for in this Paragraph 3 shall be adjusted so that each individual who becomes a Nonemployee Director after such approval shall automatically be granted (instead of an Option to purchase Class A Common Stock as aforesaid) (a) an Option to purchase 50,000 shares of Series A TCI Group Common Stock, par value $1.00 per share of the Company ("Series A TCI Group Common Stock"), and (b) an Option to purchase 12,500 shares of Series A Liberty Media Group Common Stock of the Company ("Series A Liberty Media Group Common Stock). The Class A Common Stock, Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock are sometimes collectively referred to herein as "Common Stock".

     4. Option Agreement. Each Option granted hereunder shall be embodied in a written option agreement ("Option Agreement"), which shall be subject to the terms and conditions set forth above and shall be signed by the Optionee and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company.

     5. Common Stock Reserved for the Plan. Subject to adjustment as provided in Paragraph 10 hereof, a total of 1,000,000 shares of Class A Common Stock shall be reserved for issuance upon the exercise of Options granted pursuant to this Plan. If the Liberty Media Group Stock Proposal is approved by the requisite vote of the stockholders of the Company, the shares subject to issuance upon the exercise of Options granted pursuant to this Plan shall be adjusted to consist of (subject to further adjustment as provided in Paragraph
10), 1,000,000 shares of Series A TCI Group Common Stock and 250,000 shares of Series A Liberty Media Group Common Stock. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance to an Optionee (as hereinafter defined) pursuant to this Plan. Shares of Common Stock subject to Options that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares subject thereto are not issued to an Optionee shall immediately become available for the granting of Options. As used herein, the term "Optionee" shall mean any Nonemployee Director to whom Options are granted hereunder.

     6.  Option Price.

     (a) The purchase price of each share of Common Stock that is subject to an Option granted pursuant to this Plan shall be 95% of the Fair Market Value of a share of Common Stock of the applicable class or series on the date the Option is granted, such percentage rounded down to the nearest quarter dollar.

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     (b)  The Fair Market Value of a share of Common Stock on a particular date means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Common Stock of the applicable class or series on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq Stock Market or, if not reported on the Nasdaq Stock Market, as quoted by the National Quotation Bureau Incorporated, or if the Common Stock of the applicable class or series is listed on an exchange, on the principal exchange on which the Common Stock of the applicable class or series is listed.

     7. Option Period. Each Option granted pursuant to this Plan shall terminate and be of no force and effect with respect to any shares of Common Stock not purchased by the Optionee upon the earliest to occur of the following:
(a) the expiration of ten years following the date upon which the Option is granted; (b) the expiration of one year following the date upon which the Optionee ceases to be a Director for any reason other than voluntary termination of Director status; or (c) the expiration of three months following the date on which the Optionee voluntarily ceases his status as a Director.

     8.  Exercise of Options.

     (a) Options granted pursuant to this Plan shall be exercisable, on a cumulative basis, as follows: (i) with respect to 20% of the total number of shares of Common Stock initially subject to any Option, such Option shall be exercisable on the first anniversary of the date of grant; and (ii) with respect to the remaining shares of Common Stock subject to any Option, such Option shall be exercisable with respect to an additional 20% of the total number of shares initially subject thereto as of the second, third, fourth and fifth anniversaries of the date of the grant.

     (b) An Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

     (c) In the event that an Optionee voluntarily ceases his status as a Director, an Option granted to such Optionee may be exercised only to the extent such Option was exercisable at the time he ceased to serve in such capacity.

     (d) In the event that an Optionee ceases to serve as a Director for any reason other than voluntary termination of Director status, at a time when an Option granted hereunder is still in force and unexpired under the terms of Paragraph 7 hereof, each such unmatured Option shall be accelerated. Such acceleration shall be effective as of the date of termination of Director status and each Option so accelerated shall be exercisable in full for so long as it is still in force and unexpired under the terms of Paragraph 7 hereof.

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     (e)  Upon the occurrence of a Change in Control, as defined in Paragraph
10(c), all Options previously granted and still in force and unexpired under the terms of Paragraph 7 hereof shall be accelerated effective as of such Change in Control.

     (f) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash or by means of tendering theretofore owned Common Stock of the same class or series for which the Option is exercisable which has been held by the Optionee for more than six months, valued at Fair Market Value on the date of exercise, or any combination thereof. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.

     (9) Assignability. No Option shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempted assignment of an Option in violation of this Paragraph 9 shall be null and void.

     10.  Adjustments.

     (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Class A Common Stock or declaration of a dividend payable in shares of Class A Common Stock or other stock split, then (i) the number of shares of Class A Common Stock issuable pursuant to each Option, (ii) the total number of shares of Class A Common Stock reserved under the Plan and (iii) the per share exercise price of the Options shall each be proportionately adjusted to effect to such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of a plan of exchange affecting the Class A Common Stock or any distribution to holders of Class A Common Stock of securities or property (other than normal cash dividends or dividends payable in Class A Common Stock), the Board of Directors shall make appropriate adjustments to (1) the number of shares of Class A Common Stock issuable pursuant to each Option and (2) the per share exercise price of the Options to give effect to such transaction; provided that such adjustments shall only be such as are necessary to

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maintain the proportionate interest of the optionees and preserve, without exceeding, the value of the Options. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall be authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options as a part of such adjustment. If the Liberty Media Group Stock Proposal is approved by the requisite vote of the stockholders of the Company, references to Class A Common Stock in this paragraph shall apply to Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock, as appropriate. If the Liberty Media Group Stock Proposal is approved by the requisite vote of the stockholders of the Company, Options theretofore granted will be adjusted so that each holder of such an Option will receive an additional Option covering 12,500 shares of Series A Liberty Media Group Common Stock and the outstanding Option will continue in effect as an option covering the 50,000 shares of Series A TCI Group Common Stock (as redesignated). The aggregate pre-adjustment exercise price of such outstanding Options will be allocated so that the aggregate exercise price of the additional Options covering Series A Liberty Media Group Common Stock will be 25% of the aggregate pre-adjustment exercise price and the aggregate strike price of the Options covering Series A TCI Group Common Stock will be 75% of the aggregate pre-adjustment exercise price.

     (c) An Option shall become fully exercisable upon a Change in Control (as hereinafter defined) of the Company. For purposes of this Plan, a "Change of Control" shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (i) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; (ii) after the Effective Date any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person that is a director of the Company on the Effective Date or any person controlled by such a director, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; (iii) after the Effective Date any person described in the foregoing clause (ii) commences a tender offer subject to Section 14(d) of the Exchange Act for securities of the Company representing a majority of the combined voting power of the Company's then outstanding voting securities, provided that to the extent any unmatured Options accelerated under this clause
(iii) are not exercised prior to the termination of such offer, such acceleration shall be rescinded and annulled and such Options shall revert to their original vesting schedule; (iv) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then

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still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     11. Purchase for Investment. Unless the Options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

     12. Taxes. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with any Options granted to any Optionee hereunder.

     13. Amendments or Termination. The Board of Directors of the Company may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Optionee under any Option that he has been granted shall be made without his consent, (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) under the Exchange Act in order to preserve the applicability of any exemption provided by such rule to any Option then outstanding (unless the holder of such Option consents) or to the extent stockholder approval is otherwise required by applicable legal requirements, and
(c) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.

     14. Government Regulation. This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals on the part of any governmental agencies or national securities exchanges or transaction reporting systems as may be required.

     15. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

    16. Miscellaneous. The granting of any Option shall not impose upon the Company, the Board of Directors of the Company or any other directors of the Company any obligation to nominate any Optionee for election as a director and the right of the stockholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.

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